UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                                               FII INTERNATIONAL INC.

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                                     (Name of small business issuer in its charter)

               Nevada                                     7375                                 98-0377768
--------------------------------------    -------------------------------------    -----------------------------------
(State or jurisdiction of incorporation       (Primary Standard Industrial                (I.R.S. Employer
            or organization)                  Classification Code Number)                Identification No.)


                        1901-1128 Quebec Street, Vancouver, British Columbia, V6A 4E1, Canada
                                                       604.687.8210

----------------------------------------------------------------------------------------------------------------------
                            (Address and telephone number of principal executive offices)
----------------------------------------------------------------------------------------------------------------------
                                                      Rene Daignault
                    1100 Melville Street, 6th Floor, Vancouver, British Columbia, V6E 4A6, Canada
                                                        604.648.0527

----------------------------------------------------------------------------------------------------------------------
                              (Name, address and telephone number of agent for service)


Approximate date of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If this Form is filed to register additional securities for an offering pursuant to RULE 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to RULE 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to RULE 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to RULE 434, check the following box. [ ]



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

                                             CALCULATION OF REGISTRATION FEE

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Securities to be registered     Amount to be        Proposed maximum            Proposed maximum        Registration Fee
                                 registered     offering price per share    aggregate offering price           (1)
---------------------------------------------------------------------------------------------------------------------------
Common Capital Shares            5,200,000                $0.10                     $520,000                 $47.84
---------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee under the Securities Act).


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.












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Form SB-2                   FII International Inc.                     Page 2

PRELIMINARY PROSPECTUS

                             FII INTERNATIONAL INC.
                         5,200,000 Common Capital Shares

This prospectus relates to 5.2 million Common Capital Shares of FII International Inc. being offered by the selling security holders. The shares were acquired by the selling security holders in private placement transactions under Regulation S that were exempt from the registration and prospectus delivery requirements of the Securities Act.

The fixed offering price for the shares will be $0.10 per share.

There is no public market for the securities of FII International Inc.

A PURCHASE OF OUR COMMON STOCK IS HIGHLY SPECULATIVE AND INVESTORS SHOULD NOT PURCHASE SHARES OF OUR COMMON STOCK UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" STARTING ON PAGE 6 FOR FACTORS TO BE CONSIDERED BEFORE INVESTING IN THE SHARES OF OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             The date of this prospectus is___________________.
                                           Subject to completion.









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Form SB-2                   FII International Inc.                     Page 3

                                TABLE OF CONTENTS

SUMMARY OF OUR OFFERING......................................................5

RISK FACTORS.................................................................6

USE OF PROCEEDS..............................................................8

DETERMINATION OF OFFERING PRICE..............................................9

DILUTION.....................................................................9

SELLING SECURITY HOLDERS.....................................................9

LEGAL PROCEEDINGS...........................................................11

MANAGEMENT..................................................................11

EXECUTIVE COMPENSATION......................................................12

PRINCIPAL STOCKHOLDERS......................................................13

DESCRIPTION OF SECURITIES...................................................13

ORGANIZATION WITHIN LAST FIVE YEARS.........................................14

DESCRIPTION OF BUSINESS.....................................................14

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................21

DESCRIPTION OF PROPERTY.....................................................22

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS....................22

EXPERTS.....................................................................23

FINANCIAL STATEMENTS........................................................24

INDEMNIFICATION OF DIRECTORS AND OFFICERS...................................24
         Other Expenses of Issuance and Distribution........................24

RECENT SALE OF UNREGISTERED SECURITIES......................................25

EXHIBITS....................................................................26

UNDERTAKINGS................................................................26

SIGNATURES..................................................................27






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Form SB-2                   FII International Inc.                     Page 4



                             SUMMARY OF OUR OFFERING

OUR BUSINESS

We are a development stage company that intends to provide online fashion services with a vision focused on providing products and services for the global fashion industry and will deliver these products and services through a fashion portal that will be developed at WWW.FASHION-INTERNATIONAL.COM.

The FASHION-INTERNATIONAL.COM portal will be focused on designer fashions, attempting to provide a content rich experience for many different segments of the fashion industry, including: designers, manufacturers, distributors, retailers and consumers.

We were incorporated in the State of Nevada on May 3, 2002. Our administrative office is located at 1901-1128 Quebec Street, Vancouver, British Columbia, V6A
4E1, Canada, telephone (604) 687 8210.. This is the home of our president, Patrizia Mitchell. Our registered statutory office is located at 50 West Liberty
Street, Suite 880, Reno, Nevada 89501. Our fiscal year end is December 31.

THE OFFERING

Following is a brief summary of this offering:

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
Use of proceeds                     We will not receive any of the proceeds from the sale of the shares being offered.
                                    However, we will pay the costs of the offering.

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Number of shares outstanding        7,000,000 Common Voting Shares
before and after the offering
---------------------------------------------------------------------------------------------------------------------------

Proposed maximum                    $0.10 per share
offering price per share

---------------------------------------------------------------------------------------------------------------------------
Securities being offered            The selling security holders want to sell an aggregate 5,200,000 Common Voting Shares of our common stock.  The offered shares were acquired by the selling security holders in private placement transactions that we believe were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.
                                    Except for the shares issued to Patrizia Mitchell under the option agreement (Exhibit
                                    10.1), the selling shareholders purchased the shares being offered for resale on June
                                    18, 2002.
---------------------------------------------------------------------------------------------------------------------------

Plan of distribution                The selling security holders may sell the offered shares in the over-the-counter market, or on any securities exchange on which our Common Voting Shares are or become listed or traded, in negotiated transactions or otherwise. The offered shares will not be sold in an underwritten public offering.

---------------------------------------------------------------------------------------------------------------------------


SELECTED FINANCIAL DATA (UNAUDITED)

The following unaudited financial information summarizes the more complete historical and audited financial information at the end of this prospectus.

          ----------------------------------------------------
          BALANCE SHEET                 AS OF JUNE 30, 2002
          ----------------------------------------------------
          Total Assets                $            24,148.00
          ----------------------------------------------------
          Total Liabilities           $             4,093.00
          ----------------------------------------------------
          Stockholders' Equity        $            20,055.00
          ----------------------------------------------------
          Revenue                     $                 0.00
          ----------------------------------------------------
          Total Expenses              $            14,945.00
          ----------------------------------------------------
          Net Loss                    $            14,945.00
          ----------------------------------------------------



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Form SB-2                   FII International Inc.                     Page 5

                                  RISK FACTORS

PLEASE CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

RISKS ASSOCIATED WITH OUR COMPANY:

1. WE ARE AN INITIAL DEVELOPMENT STAGE COMPANY AND MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN AND MAY NOT BE ABLE TO RAISE ADDITIONAL FINANCING.

A note provided by our independent auditors in our financial statements for the period from inception, May 3, 2002, through June 30, 2002 contains an explanatory note that indicates that we are an initial development stage company and our ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations. The explanatory note states that, because of such uncertainties, there may be a substantial doubt about our ability to continue as a going concern. This note may make it more difficult for us to raise additional debt or equity financing needed to run our business and is not viewed favorably by analysts or investors. We urge potential investors to review this report before making a decision to invest in us.

2. WE LACK AN OPERATING HISTORY AND HAVE LOSSES THAT WE EXPECT TO CONTINUE INTO THE FUTURE. IF THE LOSSES CONTINUE WE WILL HAVE TO SUSPEND OPERATIONS OR CEASE OPERATIONS.

We were incorporated on May 3, 2002 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $14,945. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to generate revenues from our planned business operations and to reduce development costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the development and operation of our website. We cannot guaranty that we will be successful in generating revenues in the future. Failure to generate revenues may cause us to go out of business. See "Limited operating history" on page 22 for more details.

3. WE ARE NEW TO THE INTERNET MARKETPLACE AND OUR FUTURE PROFITABILITY IS UNCERTAIN.

We have no operating history upon which to judge our current operations. In deciding whether to purchase our shares, and the likelihood of our success, you should consider our prospects in light of the problems, risks, expenses, complications, delays, and difficulties frequently encountered by a small business beginning operations in a highly competitive industry, including but not limited to the following:

         o development of our website and the online fashion services to be provided;
         o the uncertainty of market acceptance of our website and the online fashion services;
         o maintenance of our proprietary rights, including our payment obligations under the option agreement (Exhibit 10.1);
         o our need to expand our marketing, sales and support organizations, as well as our market share;
         o  our ability to anticipate and respond to market competition;
         o  our need to manage expanding operations;
         o  possible insufficiency of additional funding;
         o our ability to negotiate affordable, reasonable and fair agreements; and
         o  our dependence upon key personnel.

As we have no history of operation, you will be unable to assess our future operating performance or our future financial results or condition by comparing these criteria against our past or present equivalents.

4. OUR OFFICERS AND DIRECTORS HAVE CONFLICTS OF INTEREST IN THAT THEY HAVE OTHER ACTIVITIES THAT WILL PREVENT THEM FROM DEVOTING FULL-TIME TO OUR OPERATIONS, WHICH MAY AFFECT OUR OPERATIONS.

Our officers and directors have other activities that will prevent them from devoting full-time to our operations. This will slow our operations and may reduce our financial results because of the slow down in operations. See "Conflicts of interest" on page 12 for more information.


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Form SB-2                   FII International Inc.                     Page 6

5. SINCE OUR SUCCESS DEPENDS UPON THE EFFORTS OF PATRIZIA MITCHELL, THE KEY MEMBER OF OUR MANAGEMENT, OUR FAILURE TO RETAIN PATRIZIA MITCHELL WILL NEGATIVELY AFFECT OUR BUSINESS.

Our business is greatly dependent on the efforts of our president, Patrizia Mitchell, and on our ability to attract key personnel. Also, success will depend in large part upon our ability to attract, develop, motivate and retain highly skilled technical employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. We have not entered into a management agreement with Patrizia Mitchell. The loss of Ms. Mitchell could have a negative impact on our business, operating results and financial condition.

6. WE DO NOT OWN OUR ASSETS.

Until we make the final payment of $250,000 to Patrizia Mitchell, we do not fully own any assets. We have until June 9, 2004 to make the final payment. However, if we do not raise the necessary funds to make the final payment, we will lose any interest we have in the assets. If we lose the assets, it would have a negative impact on our business. See "Related Transactions" on page 14 and "Description of Property" on page 22 for more details.

RISKS ASSOCIATED WITH OUR BUSINESS:

7. WE FACE INTENSE COMPETITION FROM ESTABLISHED FASHION COMPANIES.

There are many established fashion companies that provide similar services. We expect competition in our market to increase significantly as new companies enter the market and current competitors expand their online services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including:

         o greater financial, technical and marketing resources that can be devoted to the development, promotion and sale of their services;
         o  easier and more access to capital;
         o  longer operating histories;
         o  greater name recognition and established corporate identity;
         o  larger user base; and
         o  developed websites.

In addition, our competitors may develop content that is better than ours or that achieves greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Competitive pressures created by any one of these companies, or by our competitors collectively, could have a negative impact on our business, results of operations and financial condition, and we can give no assurance that we will be able to compete successfully against. See "Competition" on page 17 for more information.

8. FAILURE TO INTRODUCE NEW SERVICES IN A TIMELY MANNER MAY AFFECT OUR ABILITY TO COMPETE EFFECTIVELY

The computer and Internet industries are characterized by rapidly changing technologies, frequent introductions of new products, services, and industry standards. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of our services, as well as, the development and maintenance of the Internet's infrastructure to cope with this increased traffic. Our future success will depend in large part on our ability to develop and enhance our services. There are significant technical risks in the development of new or enhanced services, including the risk that we will be unable to effectively use new technologies, adapt our services to emerging industry standards, or develop, introduce and market enhanced or new services.

If we are unable to develop and introduce enhanced or new services quickly enough to respond to market or user requirements or to comply with emerging industry standards, or if these services do not achieve market acceptance, we may not be able to compete effectively.


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Form SB-2                   FII International Inc.                     Page 7

9. WE OPERATE IN A HIGHLY REGULATED INDUSTRY AND COMPLIANCE FAILURES COULD RESULT IN A NEGATIVE IMPACT ON OUR BUSINESS.

Our services are subject to significant regulation at the federal, state and local levels. Delays in receiving required regulatory approvals or the enactment of new adverse regulation or regulatory requirements may have a negative impact upon us.

There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. However, laws and regulations may be adopted in the future that address issues such as user privacy, pricing and the characteristics and quality of products and services. For example, the Telecommunications Act of 1996 sought to prohibit transmitting various types of information and content over the Internet. Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and on-line service providers in a manner similar to long distance telephone carriers and to impose access fees on those companies. This could increase the cost of transmitting data over the Internet. Moreover, it may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership, libel and personal privacy are applicable to the Internet. Any new laws or regulations relating to the Internet or any new interpretations of existing laws could have a negative impact on our business and add additional costs to doing business on the Internet.

10. WE FACE POTENTIAL LIABILITY CLAIMS FROM THE OFFERING OF INFORMATION AND SERVICES.

We offer information and services on our website. Although others provide a portion of this content, we could face liability because the information is contained on and the communications are made through our website. We may be subject to claims for defamation, negligence, copyright or trademark infringement, personal injury or other legal theories relating to the information we publish on our website. Based on links we may provide to other websites, we could also be subject to claims based upon on-line content we do not control that is accessible from our website. Claims may also be based on statements made and actions taken as a result of materials posted by citizens on news groups at our website. Any one of these possible claims could result in substantial costs and a diversion of our management's attention and resources. Although we may be able to obtain general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to cover all costs incurred in defending such a claim or to indemnify us for all liability that may be imposed. Any costs or imposition of liability that may not be covered by insurance or in excess of insurance coverage could have a negative impact on our business, financial condition and operating results. As a result, any claim, whether or not successful, could seriously damage our reputation and could have a negative impact on our business.

RISKS ASSOCIATED WITH ACQUIRING AND OWNING OUR SHARES:

11. BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOU STOCK.

Currently there is no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale.

12. "PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT, AND SEVERELY LIMIT THEIR MARKET AND LIQUIDITY.

Trading in our securities is subject to certain regulations adopted by the SEC commonly known as the "penny stock" rules. These rules govern how broker-dealers can deal with their clients and "penny stocks". The additional burdens imposed upon broker-dealers by the "penny stock" rules may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. See "Penny Stock rules" on page 24 for more details.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.


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Form SB-2                   FII International Inc.                     Page 8

                         DETERMINATION OF OFFERING PRICE

There is no established market price for our common stock. The offering price has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of the shares of our common stock indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. The selling shareholders arbitrarily determined the offering price.

                                    DILUTION

The shares offered for sale by the selling security holders are already issued and outstanding and, therefore, do not contribute to dilution.

                            SELLING SECURITY HOLDERS

The following table sets forth the number of shares that may be offered for sale from time to time by the selling security holders. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us.

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SELLING SECURITY HOLDER                 SHARES OWNED            SHARES TO BE OFFERED           SHARES OWNED
                                       BEFORE OFFERING                                        AFTER OFFERING
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
Patrizia Mitchell (1)                     2,000,000                   200,000                    1,800,000
--------------------------------------------------------------------------------------------------------------------
Kaela Beveridge                            200,000                    200,000                        0
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Jeffsco Holdings Ltd.                      250,000                    250,000                        0
--------------------------------------------------------------------------------------------------------------------
Richard N. Jeffs                           250,000                    250,000                        0
--------------------------------------------------------------------------------------------------------------------
Nikki Jewel                                200,000                    200,000                        0
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Krister A. Kottmeier                       200,000                    200,000                        0
--------------------------------------------------------------------------------------------------------------------
Maria Leone                                600,000                    600,000                        0
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Peter Maddocks                             400,000                    400,000                        0
--------------------------------------------------------------------------------------------------------------------
Beverly Mitchell                           200,000                    200,000                        0
--------------------------------------------------------------------------------------------------------------------
Dr. Brooke L. Mitchell                     200,000                    200,000                        0
--------------------------------------------------------------------------------------------------------------------
Ethel A. Mitchell                          200,000                    200,000                        0
--------------------------------------------------------------------------------------------------------------------
William A. Randall, III                    400,000                    400,000                        0
--------------------------------------------------------------------------------------------------------------------
Kyle Shury                                 100,000                    100,000                        0
--------------------------------------------------------------------------------------------------------------------
Robert Stokes                              200,000                    200,000                        0
--------------------------------------------------------------------------------------------------------------------
Megan Sprotson                             100,000                    100,000                        0
--------------------------------------------------------------------------------------------------------------------
George Tsagkaris                           200,000                    200,000                        0
--------------------------------------------------------------------------------------------------------------------
Georgina Wallace                           200,000                    200,000                        0
--------------------------------------------------------------------------------------------------------------------




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Form SB-2                   FII International Inc.                     Page 9


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SELLING SECURITY HOLDER                 SHARES OWNED            SHARES TO BE OFFERED            SHARES OWNED
                                       BEFORE OFFERING                                         AFTER OFFERING
--------------------------------------------------------------------------------------------------------------------
Robert Watt                                200,000                    200,000                        0
--------------------------------------------------------------------------------------------------------------------
Verlee Webb                                500,000                    500,000                        0
--------------------------------------------------------------------------------------------------------------------
Ken T. Yada                                200,000                    200,000                        0
--------------------------------------------------------------------------------------------------------------------
Hendrik Zessel.                            200,000                    200,000                        0
--------------------------------------------------------------------------------------------------------------------

(1)  Patrizia Mitchell is the sole director and the president of FII.

None of the selling shareholders are broker-dealers or affiliates of a broker-dealer. Each of the selling shareholders acquired their shares in a private placement transaction that satisfied the provisions of Regulations S. Each of the selling shareholders also agreed, as set out in their respective subscription agreement and as evidenced by the legend on their respective share certificates, that they would not, within one (1) year after the original issuance of those shares, resell or otherwise transfer those shares except pursuant to an effective Registration Statement, or outside the United States in an offshore transaction in compliance with Rule 904, or pursuant to any other exemption from registration pursuant to the Securities Act, if available.

PLAN OF DISTRIBUTION

The fixed offering price will be $0.10 per share. If our stock becomes listed or quoted on a securities market, the selling security holders may thereafter sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or quoted, at market prices or privately negotiated prices. The shares will not be sold in an underwritten public offering.

The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

         o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

         o  privately negotiated transactions.

We will not receive any of the proceeds from the sale of those shares being offered.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the offered shares.


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Form SB-2                   FII International Inc.                     Page 10

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions that limit the timing of purchases and sales of our common stock by the selling security holders.

Regulation M, and Rules 100 through 105 under Regulation M, govern the activities of issuers, underwriters, and other persons participating in a securities offering and contain provisions designed to eliminate the risks of illegal manipulation of the market price of securities by those persons.

Regulation M proscribes certain activities that offering participants could use to manipulate the price of an offered security. Regulation M contains six rules covering the following activities during a securities offering: (1) activities by underwriters or other persons who are participating in a distribution (i.e. distribution participants) and their affiliated purchasers; (2) activities by the issuer or selling security holder and their affiliated purchasers; (3) NASDAQ passive market making; (4) stabilization, transactions to cover syndicate short positions, and penalty bids; and (5) short selling in advance of a public offering. Of particular importance to our selling security holders, and potential purchasers of their shares being offered for resale, are Rule 102 and Rule 104.

Rule 102 applies only during a "restricted period" that commences one or five business days before the day of the pricing of the offered security and continues until the distribution is over. Rule 102 covers issuers, selling security holders, and related persons. The rule allows issuers and selling security holders to engage in market activities prior to the applicable restricted period. During the restricted period, Rule 102 permits bids and purchases of odd-lots, transactions in connection with issuer plans, and exercises of options or convertible securities by the issuer's affiliated purchasers, and transactions in commodity pool or limited partnership interests during distributions of those securities.

Rule 104 regulates stabilizing and other activities related to a distribution. Rule 104 allows underwriters to initiate and change stabilizing bids based on the current price in the principal market (whether U.S. or foreign), as long as the bid does not exceed the offering price. Also, by providing for greater disclosure and record keeping of transactions that can influence market prices immediately following an offering, Rule 104 addresses the fact that underwriters now engage in substantial syndicate-related market activity, and enforce penalty bids in order to reduce volatility in the market for the offered security.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.

                                LEGAL PROCEEDINGS

We are not a party to any pending litigation or legal proceedings and none is contemplated or threatened.

                                   MANAGEMENT

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is appointed by the board of directors to a term of one year and serves until his successor is duly appointed and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:

----------------------------------------------------------------------------
NAME AND ADDRESS                          AGE              POSITIONS
----------------------------------------------------------------------------
PATRIZIA MITCHELL                          36    president and sole member
1901-1128 Quebec Street                          of the board of directors
Vancouver, British Columbia
V6A 4E1   Canada
---------------------------------------------------------------------------
SEAN MITCHELL                              35           treasurer
1901-1128 Quebec Street
Vancouver, British Columbia
V6A 4E1   Canada
---------------------------------------------------------------------------
RENE DAIGNAULT                             36           secretary
2175 Cortell Street
North Vancouver, British Columbia
V7P 2A8   Canada

---------------------------------------------------------------------------




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Form SB-2                   FII International Inc.                     Page 11

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

The registered shareholders beneficially own all their shares. The registered shareholders each have the sole voting and dispositive power over their shares. There are no voting trusts or pooling arrangements in existence and no group has been formed for the purpose of acquiring, voting or disposing of the security.

BACKGROUND OF OFFICERS AND DIRECTORS

PATRIZIA MITCHELL - SOLE DIRECTOR AND PRESIDENT - Patrizia has been our president and sole director since incorporation. Patrizia graduated from the University of British Columbia and then completed postgraduate studies at the Fashion Institute of Technology in New York. Since 1990, Patrizia has worked for Leone International Marketing Inc. as the head women's wear buyer and the executive in charge of marketing and advertising. In addition, Patrizia oversees all the design and marketing divisions at A-Wear Clothing Inc. (an affiliated company of Leone International Marketing Inc.).

SEAN MITCHELL - TREASURER - Sean has been our treasurer since inception. Since graduating from the University of British Columbia in 1989, Sean has developed extensive experience in a diverse range of business developments, including diverse responsibilities in developing international markets for expansion of A-Wear Clothing Inc. In addition, he has been very active in merchant banking and enterprise development within the private and public markets.

RENE DAIGNAULT - CORPORATE SECRETARY - Rene has been our secretary since inception. Since 1993, Rene has been a business and securities lawyer in British Columbia and a member in good standing with the Law Society of British Columbia. Rene is a sole practitioner under R. H. Daignault Law Corporation.

CONFLICTS OF INTEREST

We believe that Patrizia Mitchell, Sean Mitchell and Rene Daignault will be subject to conflicts of interest because they will not be devoting full-time to our operations. Patrizia should be able to devote 20 hours a week to our operations and Sean should be able to devote 20 hours a week. However, Rene devotes the majority of his time to his law practice and will only be able to devote 10 hours a week to our operations.

                             EXECUTIVE COMPENSATION

Our officers and directors have not received any compensation. There are no plans to compensate them, unless and until we begin to realize revenues and become profitable in our business operations.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

REGARDING INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 THAT MAY BE PERMITTED TO DIRECTORS OR OFFICERS UNDER NEVADA LAW, WE ARE INFORMED THAT, IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, INDEMNIFICATION IS AGAINST PUBLIC POLICY, AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.


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Form SB-2                   FII International Inc.                     Page 12

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of Common Capital Shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

------------------------------------------------------------------------------------------------------
                      Name and address of beneficial         Number of shares          Percent
Title of class        owner                               beneficially owned (1)     of class (2)
--------------------------------------------------------------------------------------------------
Common Capital        Patrizia Mitchell                          2,000,000              28.57%
Shares                1901-1128 Quebec Street
                      Vancouver, British Columbia
                      V6A 4E1   Canada
------------------------------------------------------------------------------------------------------
                      Sean Mitchell
Common Capital        1901-1128 Quebec Street
Shares                Vancouver, British Columbia                    0                    0
                      V6A 4E1   Canada
------------------------------------------------------------------------------------------------------
                      Rene Daignault
Common Capital        2175 Cortell Street
Shares                Vancouver, British Columbia               500,000 (3)             7.14%
                      V7P 2A8   Canada
------------------------------------------------------------------------------------------------------
                      Maria Leone
Common Capital        1225 West 8th Ave
Shares                Vancouver, British Columbia                 600,000               8.57%
                      V6H 1C7   Canada
------------------------------------------------------------------------------------------------------
                      ALL OFFICERS AND DIRECTORS AS A            2,500,000              35.71%
                      GROUP (3 PERSONS)
------------------------------------------------------------------------------------------------------

(1) The listed beneficial owners have no right to acquire any shares within 60 days of the date of this Form SB-2 from options, warrants, rights, conversion privileges or similar obligations.
(2) Based on 7,000,000 Common Capital Shares issued and outstanding as of the date of this Form SB-2.
(3)  These shares are directly owned by Verlee Webb, the spouse of Rene
     Daignault.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 200,000,000 Common Capital Shares with a par value $0.001 per share. The holders of our Common Capital Shares:

     1. have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

     2. are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

     3. do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

     4. are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All Common Capital Shares now outstanding are fully paid for and non-assessable.

No shareholder approval is required for the issuance of our securities, including common shares, stock options and share purchase warrants.

We refer you to our Articles of Incorporation (Exhibit 3.2), Bylaws (Exhibit 3.3) and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.



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Form SB-2                   FII International Inc.                     Page 13

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

NEVADA ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-take over provisions that may have the affect of delaying or preventing a change in control. Also, we are not aware of any arrangements that may result in a change in control of FII.

                       ORGANIZATION WITHIN LAST FIVE YEARS

RELATED TRANSACTIONS

No member of management, executive officer or security holder has had any direct or indirect interest in any transaction to which we were a party other than the following:

On June 10, 2002, we signed an option agreement with our president and sole director, Patrizia Mitchell. We were granted the right to earn the full title, rights and interest in certain assets in consideration of issuing Patrizia Mitchell 2,000,000 Common Capital Shares and paying Patrizia Mitchell an additional $250,000 by June 9, 2004. The assets include the domain name, "fashion-international.com", Patrizia Mitchell's fashion and business experience, the FII business plan, extensive preliminary research on developing the FII business plan, and preliminary development of the web layout and the content to be contained in our website. See Exhibit 10.1 - Option Agreement for more details.

TRANSACTIONS WITH PROMOTERS

Patrizia Mitchell and Sean Mitchell are our only promoters. They are the only persons who taken an initiative in founding and organizing our business. Neither promoter has received anything of value from us nor are they entitled to receive anything of value from us for services provided as a promoter.

                             DESCRIPTION OF BUSINESS

GENERAL

We are a development stage company that was incorporated in the State of Nevada on May 3, 2002. We maintain our statutory registered agent's office at 50 West Liberty Street, Suite 880, Reno, Nevada 89501 and our business office is located at 1901-1128 Quebec Street, Vancouver, British Columbia, V6A 4E1 Canada. Our telephone number is (604) 687-8210. Our offices are located in the home of Patrizia Mitchell, our president, and are used rent free.

We intend to develop a fashion portal located at WWW.FASHION-INTERNATIONAL.COM that will be focused on providing products and services for the global fashion industry. The FASHION-INTERNATIONAL.COM portal will be focused on designer fashions, attempting to provide a content rich experience for many different segments of the fashion industry, including: designers, manufacturers, distributors, retailers and consumers.

PRODUCTS AND SERVICES

We intend to provide the following services to participants in various sections to be found on our website:


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Form SB-2                   FII International Inc.                     Page 14

     Designer Collections
     --------------------

We will provide coverage and showcase designer collections from around the world at the FASHION-INTERNATIONAL.COM fashion portal. Different viewing formats will be available when technology permits:

     o Photo Album - allowing the viewer to view several pictures at a time and if they desire to see any of the pictures in further detail - they simply click on the photo to enlarge the image.

     o Slide Show - a collection will be displayed in a series of pictures that will automatically flash up one after another.

     o Actual live (or delayed) broadcast of the runway shows so viewers can enjoy the excitement and drama of the event in the comfort of their home.

     Designer Biographies
     --------------------

In this section of the website, participants will have access to information regarding different designers:

     o Biographies - information on designers and the organizations that they operate, including details of their personal lives, inspirations, awards, achievements, goals and ambitions.

     Interactive Fashion Consulting and Communication

In this section of the website, participants will have access to expert fashion advice:

     o General Fashion Advice - Expert opinions will be provided on the many different fashion and style issues, including: current designer fashions, trends, styles, fabrics, colours and textures.

     o Personal Fashion Advice - Expert opinions will be provided to interested participants on individual beauty techniques, style and fashion advice as it relates to an individual's unique characteristics.

     News & Media
     ------------

In this section of the website, participants will have access to current fashion industry news and media events:

     o Partnerships and Alliances - We will attempt to form strategic arrangements with third party news and media providers so that FASHION-INTERNATIONAL.COM has the most current, comprehensive and relevant fashion news available.

     Education & Employment
     ----------------------

In this section of the website, participants will have access to information relating to education and employment within the fashion industry:

Education and Associated Learning Systems - Some of the features will include informative descriptions of all the top fashion institutions in the world as well as links to their respective websites.

     o Employment - Indexes and listings of current internships and co-op programs available in the fashion industry; as well as any other relevant and informative information that participants and the fashion industry may deem appropriate and useful for connecting employment requirements with opportunities.

     Fashion Calendar and Index
     --------------------------

In this section of the website, participants will have access to a fashion calendar and information index:

     o Calendar - A comprehensive fashion calendar will be available, that will attempt to detail major events in the global fashion world as well as any relevant information pertaining to the events.


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Form SB-2                   FII International Inc.                     Page 15

     o Index - An information index for all participating designers and fashion retailers will be available and may include: corporate address, corporate mailing address, communication numbers, website address, contact names, fashion labels available, hours of operation and any other informative information that may be appropriate

     Designer Fashions & Hollywood Stars
     -----------------------------------

In this section of the website, participants will have access to information relating to Hollywood stars and their passion for high fashion:

     o Hollywood Stars - This section will be devoted to revealing and exposing the stars of Hollywood in all their designer apparel. Information will range from exposure at the Academy Awards many other high profile events around the world that highlights stars and their designer clothes.

     Newsletter
     ----------

In this section of the website, participants will have access to the our newsletter:

     o Newsletter - A newsletter will be developed for the enjoyment of fashion enthusiasts around the world. The newsletter will focus on exciting and relevant developments that are transpiring in the designer fashion world. The newsletter will be informative and interesting with a distinct emphasis on points of interest that the fashion consumer will find enjoyable.

All products and services will only be provided online via the Internet. We will utilize many different sources of data and information to compile for presentation on our website. We have no definitive suppliers that we are solely dependent on for supply of any goods or services. We will continue to internally develop the website with services that can be maintained and updated as new and relevant information becomes available. Large fashion organizations throughout the world will continue to be the source of such information. The diversity of these large organizations in combination with the diversity in the fashion industry provides a level of predictability that there will continue to be sources of fashion information available into the foreseeable future.

MARKET

There are many different segments to this market including designers, manufacturers, distributors, retailers and consumers. While each segment is large, the following will attempt to provide a sample illustration of the size of some of these different segments of the global fashion industry.

         Fashion Designers
         -----------------

The leading European design houses tend to be the inspiration for the global fashion industry. While they tend to be the leaders, many other designers, manufacturers and distributors will then leverage off of these designs and incorporate the styles into their own collections for the mass population around the globe. According to the designers listed at Firstview.com, there are in excess of 650 "leading" designers (this may include several collections produced by the same designer or their fashion house). Some of these would include Giorgio Armani, Prada, Anne Klein, Calvin Klein, Christian Dior, DKNY, Gucci, Versace and Yves St. Laurent. Many of these corporations are private and therefore it is difficult to attain any revenue figures. The Gucci Group, which contains Yves St Laurent and a few other collections other than the Gucci collection, had revenues in excess of US$2 Billion in 2000 (according to financial information revealed on their website). We will need to determine the most relevant designers to focus on during the development of the FASHION-INTERNATIONAL.COM fashion portal.

         Fashion Retailers
         -----------------

This segment of the global fashion industry is extremely diverse. Within this segment there are designer couture boutiques at one end of the spectrum and retailers focused on casual fashions for maternity women on the other end of the spectrum. In between, you have numerous large and niche markets with several large and small retailers competing for market share. The GAP Inc., a United States based retailer, is a prominent retailer in casual men's and women's fashion industry. According to corporate public filings, The Gap Inc. reported in excess of US$13 Billion in revenue in 2001.


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Form SB-2                   FII International Inc.                     Page 16

         Fashion Consumers - U.S.A.
         --------------------------

ACCORDING TO THE U.S. CENSUS BUREAU, THE ESTIMATED RETAIL SALES FOR "CLOTHING AND CLOTHING ACCESSORIES STORES" WITHIN THE USA IN 1999 WAS US$159,651,000,000.

The global fashion industry has many large, small, niche and specialized segments within. Initially, we will attempt to focus on several key segments of this global industry in building the fashion portal. Then we will attempt to leverage into other segments and capitalize on other opportunities as they become available.

COMPETITION

The industry in which we will operate is extremely competitive and always changing. Within the Internet marketplace, there are an enormous number of corporations that are competing for online users, advertising dollars, sponsorship fees and many other unique opportunities for revenue. More specifically, online participants focused on the fashion industry are growing and the services and products that they are offering continues to increase at a rapid rate. Fashion designers, retailers, consumers and other industry participants do not rely solely on the use of the Internet to communicate and interact. There are many alternative and traditional means that will continue to provide competition to the utilization of the Internet for similar purposes. We believe that competition will grow as the Internet usage increases and it becomes an easier and more efficient medium for the fashion industry participants to interact.

We have identified some of the competition and highlighted them below:

     o Large and established information technology consulting service providers.

     o Online services, portals or websites targeting the fashion industry; including designers, retailers, consumers and other industry participants such as: Firstview.com and Oxygen.com.

     o Publishers and distributors of traditional offline media, including those targeting the fashion industry, many of which have established or may establish websites. Some of these are as follows: Vogue.com, Elle.com, Style.com, Instyle.com, GQ.com and Maximonline.com.

     o General-purpose consumer online services and portals and other high-traffic websites, which provide access to fashion content and services.

     o Public sector and non-profit websites that provide information without advertising or commercial sponsorships.

     o Vendors of fashion information, products and services distributed through other means, including direct sales, mail and fax messaging.

     Online Designer Websites
     ------------------------

We believe that fashion designers will not want to disrupt their existing distribution channels that they have developed and cultivated over the last several decades. Therefore, designers will be very hesitant to adopt the Internet as a medium to sell directly to the fashion enthusiast and undermine the existing retailers of their goods. They will however, utilize the Internet to market and display their entire collection of goods to the fashion enthusiasts throughout the world and encourage them to purchase the goods at the existing retailers. This entire philosophy has been incorporated into the principals of developing FASHION-INTERNATIONAL.COM and allowing traditional retailers to leverage the power of the Internet as an added corporate feature to their traditional retailing operations.

Many of our competitors have greater financial, technical, product development, marketing and other resources. These organizations may be better known and have more customers and stronger fashion industry relationships. We cannot provide assurance that we will be able to compete successfully against these organizations or any alliances they have formed or may form.


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Form SB-2                   FII International Inc.                     Page 17

REGULATIONS

         Regulation of Internet

Websites are not currently subject to direct federal laws or regulations applicable to access, content or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as:

              o   user privacy
              o   freedom of expression
              o   pricing
              o   content and quality of products and services
              o   taxation
              o   advertising
              o   intellectual property rights
              o   information security

The adoption of any such laws or regulations might decrease the rate of growth of Internet use, which in turn could decrease the demand for our services, increase the cost of doing business or in some other manner have a negative impact on our business, financial condition and operating results. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies.

EMPLOYEES

Currently, Patrizia Mitchell is our only employee but is not compensated for her services. Currently we do not have an employment agreement with Patrizia Mitchell. Patrizia will devote approximately 20 hours per week of her time to our operations. Patrizia Mitchell's duties will be to handle our day-to-day administration. We intend to hire third party independent contractors for development of our website and to host our website, and the third party independent contractors will be under the supervision of our officers and directors. As of today's date, we are currently in the process of retaining a website developer and a hosting party for our website. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.

PLAN OF OPERATION

We have not had any revenues generated from our business operations since our incorporation.

PHASE I - FOUR MONTH DURATION - We intend to develop many of the basic features and services that will be offered at the www.fashion-international.com website. To date, initial layout and design of the website has been determined, preliminary functionality drawings have been completed, and a third party "web developer/programmer" has been identified to assist in the development of the website. Anticipated expenditures associated with operations (web hosting, long distance communication, internet service, printing etc), website development (programming, graphic design etc) and website marketing (design, printing, distribution) during this four month period are as follows: Operations - $750; Website Development - $500; Website Marketing - $500. Total expenditures for phase I are anticipated to be US$1,750.

PHASE II - FOUR MONTH DURATION - We intend to launch our website, commence the North American marketing plan and begin to generate revenues. We will continue to develop enhanced features and services to be incorporated into our website. Anticipated expenditures associated with operations (web hosting, long distance communication, internet service, printing etc), website development (programming, graphic design etc) and website marketing (design, printing, distribution) during this four month period are as follows: Operations - $750; Website Development - $500; Website Marketing - $800. Total expenditures for phase II are anticipated to be US$2,050.

PHASE III -FOUR MONTH DURATION - We will expand our marketing efforts to include Europe and other parts of the world. Internally generated funds from increased revenues and the possibility of alternative financing options will determine the extent to which we will be able to grow and capitalize on the opportunities that exist within the fashion industry. Anticipated expenditures associated with operations (web hosting, long distance communication, internet service, printing etc), website development (programming, graphic design etc) and website marketing (design, printing, distribution) during


--------------------------------------------------------------------------------
Form SB-2                   FII International Inc.                     Page 18
this four month period are as follows: Operations - $750; Website Development - $500; Website Marketing - $800. Total expenditures for phase III are anticipated to be US$2,050.

Total expenditures for phase I - III are anticipated to be US$5,850.

It is anticipated that the FASHION-INTERNATIONAL.COM website and associated marketing materials will be initially developed internally with certain aspects of the development outsourced. When advanced technology features are determined to be applicable to incorporate into FASHION-INTERNATIONAL.COM and we have the necessary working capital, we will contract third party providers to develop and implement the solutions.

We expect that we can satisfy our cash requirements for the next 12 months given the above listed expenditures. We also expect revenues generated from our website to contribute to our required working capital. However, until we are able to generate any revenue we may be required to raise additional working capital by way of equity. At any phase, if we find that we do not have adequate working capital to complete a phase, we may have to suspend our operations and attempt to raise more working capital so we can proceed. If we cannot raise the necessary working capital to proceed we may have to cease operations until we have sufficient working capital.

     Sources of Revenue

We have identified numerous sources of potential revenue from the FASHION-INTERNATIONAL.COM website. The following briefly describes these potential revenue opportunities, but no actual rates have been determined for the different fees:

         o  Advertising Fees
            ----------------

Initial advertising efforts will be directed within the fashion industry - designers and retailers - so as to solidify the commitment of focusing FASHION-INTERNATIONAL.COM solely on the fashion world. Flexibility is one of the key features of the Internet and we will be very flexible in developing strategic advertising programs for participating corporations. Advertising will be for sale on the FASHION-INTERNATIONAL.COM fashion portal and rates will generally be based on duration, the number of impressions received by the advertisement and its relative position within the fashion portal. The most common form of this type of advertising is conducted through banners and other online visual displays. Generally, users will click on the banner and a hyperlink will take the user to the advertiser's website for further information. We will work very closely with all interested corporations to ensure that their advertising campaigns on the FASHION-INTERNATIONAL.COM portal are implemented and executed in a timely and professional manner.

         o  Premium Subscriptions
            ---------------------

Creating loyalty with all participating parties - designers, retailers and fashion enthusiasts - will be a primary focus of FASHION-INTERNATIONAL.COM. With all the features available, FASHION-INTERNATIONAL.COM will be able to allow interested parties to subscribe for premium services. While it is not the intention to charge onerous subscription fees, FASHION-INTERNATIONAL.COM will offer great value to those who wish to distinguish themselves. Some of the exclusive features that premium subscribers may receive are the following:

     o Access to preview fashion shows or other events prior to the general public;

     o   Access to special online promotions; and

     o   Newsletter subscriptions.

         o  Affiliate Programs
            ------------------

Cross branding and the development of an extensive number of different affiliate programs will be a priority for us. The fashion industry and the concepts that FASHION-INTERNATIONAL.COM will be built upon lend themselves to the development of a tremendous affiliate program. The opportunities available between designers, retailers and fashion enthusiasts throughout the world are tremendous. We anticipate generating revenue growth through diverse and flexible affiliate programs.

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Form SB-2                   FII International Inc.                     Page 19

         o  Sponsorship Fees
            ----------------

Sponsorship rates will be based on duration, number of impressions and relative position within the FASHION-INTERNATIONAL.COM fashion portal. Sponsorship arrangements allow participating corporations to promote their products and services throughout a specific portion of the website. Due to the expected longer durations and more unique arrangements of a sponsorship relationship, participating corporations may require more customized and focused programs that will correlate with changing rate arrangements.

         o  Fashion Consulting
            ------------------

Individual fashion consultation will be available at FASHION-INTERNATIONAL.COM for participants that require individual attention from fashion experts. While these services are available at certain designer retailers in large urban cities, they are not available to the mass consumers that reside outside these cities. Fashion and the desire for individuals to look stylish are very important in today's society and we believe that there is a demand for such fashion consulting and a willingness to pay for such services.

     Marketing

Marketing within the fashion industry is very important and we will ensure that the FASHION-INTERNATIONAL.COM website is developed with an emphasis on visual display combined with functionality. We are contemplating different marketing concepts to determine the most cost effective way of establishing the FASHION-INTERNATIONAL.COM as a trusted, current and consistent fashion brand. The marketing strategy will be focused so as to establish industry penetration in the most cost effective manner possible.

         o  Corporate Identity
            ------------------

The "FII corporate identity" will be cultivated so as to establish a trusted, current and consistent resource within the online fashion industry. Due to our flexibility, FASHION-INTERNATIONAL.COM will be able to adapt to the potentially diverse requirements of the various fashion industry participants and may include developing solutions for several of these participants. We can develop and foster our corporate identity in the fashion industry by establishing trust, increasing loyalty, and advancing the corporate identity.

The "FII corporate identity" will reflect the style and service enjoyed by many of its users and as a result, trust will become a powerful component in the corporate identity. Once this is accomplished it must be consistently reinforced. The corporate identity will be clear, consistent and compelling throughout the FASHION-INTERNATIONAL.COM fashion portal and achieving this will convey trust, seriousness and reliability to all users.

The user's understanding of the "FII corporate identity" will be developed throughout the entire experience on the website and not only through marketing efforts. Each interaction for the user will affect his or her impression of the corporate identity. Therefore, it will be critical to assess and comprehend each possible point of interaction. Marketing efforts will reinforce and appropriately reflect the components of the "FII corporate identity".

         o  Promotion
            ---------

In order to establish a sustainable level of fashion information and resources, we will need to continually establish industry relationships as well as attract new users. A comprehensive database of all potential fashion industry participants will be developed and their marketing requirements will be evaluated for applicability and compatibility for FASHION-INTERNATIONAL.COM. We will then be able to provide potential industry participants the opportunity to expose their fashion merchandise and services outside their existing and normal distribution channels.

         o  Public Relations and Co-Marketing Initiatives
            ---------------------------------------------

This will be the key medium in both the market entry stage, and our ongoing growth. PR initiatives will seek to leverage the initial adoption and success and insure that all participants in the industry are aware of the opportunities that exist in utilizing FASHION-INTERNATIONAL.COM fashion portal.

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Form SB-2                   FII International Inc.                     Page 20

         o  E-Marketing Initiatives
            -----------------------
We will develop an online marketing initiative that will be focused on industry participants and establishing a profile on their requirements. Establishing a comprehensive database of potential industry participants and their requirements will be very valuable in establishing a resource rich website. Establishing, maintaining and nurturing industry relationships will be critical in providing FASHION-INTERNATIONAL.COM with relevant information and the key to our continued growth. We will attempt to implement all manners of technology solutions to identify, establish, qualify, maintain and foster the necessary relationships within the fashion industry.

             MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project, and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

We are a start-up, development stage company and have not yet generated or realized any revenues from our business operations. We raised $25,000 for our Reg S private placement in June 2002. Those funds have been used to pay for our organizational costs and will be used to pay for the costs of this registration statement.

We had cash of $24,148 at June 30, 2002. We have accumulated a deficit of $14,945 since inception and have stockholders' equity of $20,055. The accumulated deficit is a result of (a) incorporation costs of $775.00, (b) accrued legal fees of $2,170 for the preparation of this registration statement,
(c) accrued auditor's fees of $2,000 for the preparation of the audited financial statements, and (d) acquisition costs for our asset optioned from Patrizia Mitchell valued at $10,000 and paid with 2 million shares at $0.005 per share, which have been recorded as website development costs. We have no long-term commitments or contingencies.

Our auditors have provided an explanatory note in our financial statements that indicates that we are an initial development stage company and our ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until our website is operational.

To meet our need for cash, we will rely on the proceeds raised from our June 2002 private placement and from revenues generated from our planned business operations. These proceeds will be applied to payment of expenses of this offering, development of our services, operation of our business and working capital. We cannot guaranty that these proceeds will be enough for us to stay in business and we do not know how long we can satisfy our cash requirements. If we require additional proceeds, we will have to find alternative sources, like a public offering, a private placement of securities, or loans from our officers or others.

We have discussed this matter with our officers; however, our officers are unwilling to make any commitment to loan us any money at this time. They are willing to review their decision in the future after they have had an opportunity to see how much money has been raised in other offerings in order to determine if there is a need for additional commitments by them. Even if there is a need for additional money, there is no assurance that the officers and directors will loan additional money to us. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Other than as described in this section, we have no other financing plans.

We are not going to buy or sell any significant equipment.

 In addition to the expenses set above, we anticipate that we will require approximately $9,000 for additional organization costs for the next 12 months. We will require approximately (a) $6,000 for our plan of operations, as described in the "Description of Business" section of this prospectus, (b) $1,000 for our transfer agent's annual fee, and (c) $2,000 for accounting fees. These estimates are based on the average of quotes for services we have obtained and on average costs of other entities that have filed a registration statement.

--------------------------------------------------------------------------------
Form SB-2                   FII International Inc.                     Page 21

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about our company upon which to base an evaluation of our performance. See "Plan of Operation" on page 18 for more information. We are a development stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited working capital , possible delays in the development of our services, and possible cost overruns due to price and cost increases in services.

We have adopted a phased approach to the development of the website and our operations. This allows us to allocate the expenditures of our resources in very timely and measured manner. We will not continue with expenditures in any phase of the development if we feel we will be unable to complete the designated task. We may require further equity financing to provide for some of the working capital required to implement future development of the website and operations beyond phase I-III or for services and products that are currently not anticipated to be developed.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. However, if equity financing is available to us on acceptable terms, it could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

FROM INCEPTION ON MAY 3, 2002

We have not acquired any ownership interest in the assets acquired from Patrizia Mitchell, however, we have made an initial payment for the assets. See Exhibit
10.1 - Option Agreement for more details.

Since inception, the proceeds raised in our June 2002 private placement have paid for the cost of our organization. The cost of our organization are legal fees for incorporation and organization; fees paid to our auditors; and the cost of obtaining our interest in the assets under the option agreement (Exhibit 10.1). The costs of organization from inception to June 30, 2002 were $14,945. The costs are based upon our out-of-pocket cost, i.e. the amount of money we had to pay for the services. No legal fees have been paid in connection with this registration statement, which we estimate will be $5,000 payable to R.H. Daignault Law Corporation. No shares of our stock have been issued to anyone for legal services.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

We issued 2,000,000 shares of common stock at a deemed price of $0.005 per share through a Section 4(2) offering in June 2002. This was accounted for as a consideration paid for the assets pursuant to the option agreement (Exhibit 10.1).

Also, we issued another 5,000,000 Common Capital Shares through a Reg S offering in June 2002 at the offering price of $0.005 per share.

As of June 30, 2002 our total assets were $24,148 and our total liabilities were $4,093.

                             DESCRIPTION OF PROPERTY

Our sole asset is our interest in certain assets acquired under the option agreement (Exhibit 10.1), including the domain name "fashion-international.com". To acquire our 100% undivided interest in the assets, we must pay the full amount of the purchase price by June 9, 2004. If the purchase price is not paid in full by that date the option agreement will terminate unless extended. Patrizia Mitchell cannot terminate the option agreement voluntarily.

We operate from our offices in Vancouver, British Columbia, Canada. Patrizia Mitchell provides space to us on a rent-free basis. Currently, there are no other businesses that operate out of these premises. It is anticipated this arrangement will remain until we begin generating revenues, at which time we will pay a nominal rent for this office space. It is our opinion that this office space will meet our needs for the foreseeable future.

--------------------------------------------------------------------------------
Form SB-2                   FII International Inc.                     Page 22

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our shares of common stock are not listed for trading on any exchange or quotation service.

We have 21 registered holders of shares of common stock.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 7,000,000 shares of common stock were issued to the existing stockholders, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased from the security holders listed in this offering will be immediately resalable, and sales of all of our other shares, after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

PENNY STOCK RULES

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities.

REPORTS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

                                     EXPERTS

Our financial statements for the period from inception to June 30, 2002, included in this prospectus have been audited by LaBonte & Co., Chartered Accountants, 1205- 1095 West Pender Street, Vancouver, British Columbia, V6E 2M6, Canada, telephone (604) 682-2778 as set forth in their report included in this prospectus.

Conrad C. Lysiak, Attorney at Law of Spokane Washington has provided the legal opinion regarding the legality of the shares being registered (Exhibit 23.4).


--------------------------------------------------------------------------------
Form SB-2                   FII International Inc.                     Page 23

                              FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; an Independent Certified Public Accountant will audit the statements. Our audited financial statement from inception to June 30, 2002 immediately follows:

         ---------------------------------------------------------------
         INDEPENDENT AUDITOR'S REPORT                          F-2
         ---------------------------------------------------------------
         FINANCIAL STATEMENTS

         Balance Sheet                                         F-3
         Statement of Operations                               F-4
         Statement of Stockholders' Equity                     F-5
         Statement of Cash Flows                               F-6
         ---------------------------------------------------------------
         NOTES TO THE FINANCIAL STATEMENTS                     F-7
         ---------------------------------------------------------------

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

         1. Article Twelve of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement. No director or officer will be held personally liable to us or our stockholders for damages of breach of fiduciary duty as a director or officer unless such breach involves intentional misconduct, fraud, a knowing violation of law, or a payment of dividends in violation of the law.

         2. Article 12 of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement. Directors and officers will be indemnified to the fullest extent allowed by the law against all damages and expenses suffered by a director or officer being party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative.

         3. Nevada Revised Statutes, Chapter 78. The same indemnification is provided as set out in Article 12 of our Bylaws, except the director or officer must have acted in good faith and in a manner that he believed to be in our best interest. Also, the stockholders or the board of directors, unless ordered by a court, must approve any discretionary indemnification.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

             ----------------------------------------------------------------
             EXPENSE                             COST
             ----------------------------------------------------------------
             SEC registration fee                $       50.00   Estimated
             ----------------------------------------------------------------
             Transfer Agent fee                  $    1,200.00   Estimated
             ----------------------------------------------------------------
             EDGAR filing fees                   $    1,000.00   Estimated
             ----------------------------------------------------------------
             Printing expenses                   $    1,000.00   Estimated
             ----------------------------------------------------------------
             Accounting fees and expenses        $    2,500.00   Estimated
             ----------------------------------------------------------------
             Legal fees and expenses             $    7,500.00   Estimated
             ----------------------------------------------------------------
                               Total (estimate)  $   13,250.00
             ----------------------------------------------------------------


--------------------------------------------------------------------------------
Form SB-2                   FII International Inc.                     Page 24

                     RECENT SALE OF UNREGISTERED SECURITIES

Since incorporation, we have sold the following securities that were not registered under the Securities Act of 1933.

     -------------------------------------------------------------------------
     NAME AND ADDRESS             DATE          SHARES        CONSIDERATION
     ----------------------------------------------------------------------
     Patrizia Mitchell               May 2002    2,000,000      $10,000 (1)
     ----------------------------------------------------------------------
     Kaela Beveridge                June 2002     200,000         1,000.00
     ----------------------------------------------------------------------
     Jeffsco Holdings Ltd. (2)      June 2002     250,000         1,250.00
     ----------------------------------------------------------------------
     Richard N. Jeffs               June 2002     250,000         1,250.00
     ----------------------------------------------------------------------
     Nikki Jewel                    June 2002      200000         1,000.00
     ----------------------------------------------------------------------
     Krister A. Kottmeier           June 2002      200000         1,000.00
     ----------------------------------------------------------------------
     Maria Leone                    June 2002     600,000         3,000.00
     ----------------------------------------------------------------------
     Peter Maddocks                 June 2002     400,000         2,000.00
     ----------------------------------------------------------------------
     Beverly Mitchell               June 2002     200,000         1,000.00
     ----------------------------------------------------------------------
     Dr. Brooke L. Mitchell         June 2002     200,000         1,000.00
     ----------------------------------------------------------------------
     Ethel A. Mitchell              June 2002     200,000         1,000.00
     ----------------------------------------------------------------------
     William A. Randall, III        June 2002     400,000         2,000.00
     ----------------------------------------------------------------------
     Kyle Shury                     June 2002     100,000           500.00
     ----------------------------------------------------------------------
     Robert Stokes                  June 2002     200,000         1,000.00
     -----------------------------------------------------------------------
     Megan Sprotson                 June 2002     100,000           500.00
     ----------------------------------------------------------------------
     George Tsagkaris               June 2002     200,000         1,000.00
     ----------------------------------------------------------------------
     Georgina Wallace               June 2002     200,000         1,000.00
     ----------------------------------------------------------------------
     Robert Watt                    June 2002     200,000         1,000.00
     ----------------------------------------------------------------------
     Verlee Webb                    June 2002     500,000         2,500.00
     ----------------------------------------------------------------------
     Ken Yada                       June 2002     200,000         1,000.00
     ----------------------------------------------------------------------
     Hendrik Zessel                 June 2002     200,000         1,000.00
     ----------------------------------------------------------------------
(1) Purchase and sale of assets under Option Agreement (Exhibit 10.1) valued at $10,000.
(2) Susan Jeffs is the sole legal and beneficial shareholder of this company.

We issued the foregoing restricted shares of common stock to Patrizia Mitchell pursuant to Section 4(2) of the Securities Act of 1933. Patrizia Mitchell is a sophisticated investor, an officer and a director of FII, and was in possession of all material information relating to FII. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

On June 18, 2002, we authorized the issuance of 5,000,000 Common Capital Shares at $0.005 to private investors for a total offering price of $25,000. The 5,000,000 Common Capital Shares were issued for investment purposes in a "private transaction". We relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation. Each subscriber had a pre-existing business relationship with one of our executive officers that allowed us to determine that (1) each subscriber met certain suitability standards and (2) had the level of knowledge and experience in finance to evaluate the merits and risks of the investment in the shares. We received from each subscriber a completed and signed subscription agreement containing certain representations and warranties, including, among others, that
(a) the subscriber was not a U.S. person, (b) the subscriber subscribed for the shares for their own investment account and not on behalf of a U.S. person, and
(c) there was no prearrangement for the sale of the shares with any buyer. No offer was made or accepted in the United States and the share certificates representing the shares have been legended with the applicable trading restrictions.


--------------------------------------------------------------------------------
Form SB-2                   FII International Inc.                     Page 25

                                    EXHIBITS

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been included unless otherwise noted.

(a) Financial Statements

   EXHIBIT                                       DESCRIPTION

--------------------------------------------------------------------------------------------------------------------
      A         Audited Financial Statements for the period May 3, 2002 (date of                     Included
                incorporation) to June 30, 2002

(b) Exhibits


   EXHIBIT                                       DESCRIPTION
--------------------------------------------------------------------------------------------------------------------
     3.1        Corporate Charter                                                                    Included
     3.2        Articles of Incorporation                                                            Included
     3.3        Bylaws                                                                               Included
     5.1        Opinion of Conrad C. Lysiak, regarding the legality of the securities being          Included
                registered.
     10.1       Option Agreement dated June 10, 2002, between FII International Inc. and             Included
                Patrizia Mitchell
     23.3       Consent of LaBonte & Co.                                                             Included
     23.4       Consent of Conrad C. Lysiak                                                          Included

                                  UNDERTAKINGS

Regarding indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act if 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.


--------------------------------------------------------------------------------
Form SB-2                   FII International Inc.                     Page 26

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned duly authorized person, in Vancouver, British Columbia, Canada on this 9th day of August, 2002.

                                                FII INTERNATIONAL INC.


                                            By: /s/ Patrizia Mitchell
                                                -------------------------------
                                                PATRIZIA MITCHELL
                                                President and Sole Director

Pursuant to the requirements of the Securities Act of 1933, the following persons in their capacities and on the dates indicated have signed this Form SB-2 Registration Statement:


----------------------------------------------------------------------------------------------------------------
SIGNATURE                                                    TITLE                               DATE


----------------------------------------------------------------------------------------------------------------
          /s/ Patrizia Mitchell                  President and Sole Director             August 9, 2002
--------------------------------------------


----------------------------------------------------------------------------------------------------------------

          /s/ Sean Mitchell                             Treasurer                        August 9, 2002
--------------------------------------------


----------------------------------------------------------------------------------------------------------------

          /s/ Rene Daignault                            Secretary                        August 9, 2002
--------------------------------------------


----------------------------------------------------------------------------------------------------------------











--------------------------------------------------------------------------------
Form SB-2                   FII International Inc.                     Page 27

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _____________, 2002, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

















--------------------------------------------------------------------------------
Form SB-2                   FII International Inc.                     Page 28

                             FII INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                  JUNE 30, 2002












BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENT OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

LABONTE & CO.                                    1205 - 1095 WEST PENDER STREET
-------------------------------------------      VANCOUVER, BC  CANADA
C H A R T E R E D  A C C O U N T A N T S         V6E 2M6
-------------------------------------------      TELEPHONE      (604) 682-2778
                                                 FACSIMILE      (604) 689-2778
                                                 EMAIL         RJL@LABONTECO.COM


                                AUDITORS' REPORT

--------------------------------------------------------------------------------


To the Board of Directors and Stockholders of FII International Inc.

We have audited the balance sheet of FII International Inc. (a development stage company) as at June 30, 2002 and the statements of operations, stockholders' equity and cash flows for the period from May 3, 2002 (inception) to June 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2002 and the results of its operations and its cash flows and the changes in stockholders' equity for the period from May 3, 2002 (inception) to June 30, 2002 in accordance with generally accepted accounting principles in the United States.

                                                                "LaBonte & Co."

                                                          CHARTERED ACCOUNTANTS


July 8, 2002
Vancouver, B.C.


COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-UNITED STATES REPORTING
-----------------------------------------------------------------------
DIFFERENCES
-----------

In the United States, reporting standards for auditors would require the addition of an explanatory paragraph following the opinion paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1. Our report to Board of Directors and Stockholders dated July 8, 2002 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors' report when these are adequately disclosed in the financial statements.

                                                                "LaBonte & Co."

                                                          CHARTERED ACCOUNTANTS


July 8, 2002
Vancouver, B.C.

                             FII INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                                                                                     June 30, 2002
=======================================================================================================
                                     ASSETS

CURRENT ASSETS
   Cash                                                                                     $  24,148
-------------------------------------------------------------------------------------------------------

                                                                                            $  24,148
=======================================================================================================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

   Accounts payable and accrued liabilities                                                 $   4,093
-------------------------------------------------------------------------------------------------------

CONTINGENCIES (Note 1)

STOCKHOLDERS' EQUITY
   Capital stock (Note 4)
      Common stock, $0.001 par value, 200,000,000 shares authorized
      7,000,000 common shares issued and outstanding                                            7,000
   Additional paid in capital                                                                  28,000
   Deficit accumulated during the development stage                                           (14,945)
-------------------------------------------------------------------------------------------------------

                                                                                               20,055
-------------------------------------------------------------------------------------------------------

                                                                                            $  24,148
=======================================================================================================








    The accompanying notes are an integral part of these financial statements

                             FII INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS

                                                                                          May 3, 2002
                                                                                         (inception) to
                                                                                         June 30, 2002
========================================================================================================
GENERAL AND ADMINISTRATIVE EXPENSES


   Office and general                                                                      $     775
   Professional fees                                                                           4,170
   Website development costs (Note 3)                                                         10,000
--------------------------------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                                                                    $  14,945
========================================================================================================



BASIC NET LOSS PER SHARE                                                                   $   (0.00)
========================================================================================================


WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                                 5,095,238
========================================================================================================


















    The accompanying notes are an integral part of these financial statements

                             FII INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        STATEMENT OF STOCKHOLDERS' EQUITY

          FOR THE PERIOD FROM MAY 3, 2002 (INCEPTION) TO JUNE 30, 2002

                                                                                                           Deficit
                                                                                                         Accumulated
                                                                                         Additional         During
                                                                  Common Shares            Paid in       Development
                                                               Number        Amount        Capital          Stage          Total
-----------------------------------------------------------------------------------------------------------------------------------
Issued for option agreement at $0.005 per share -
   June 10, 2002                                               2,000,000       $ 2,000       $  8,000      $      -      $  10,000

Issued for cash at $0.005 per share - June 18, 2002            5,000,000         5,000         20,000             -         25,000

Net loss for the period May 3, 2002 (inception) to
   June 30, 2002                                                       -             -              -       (14,945)       (14,945)
------------------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 2002                                         7,000,000      $  7,000      $  28,000    $  (14,945)     $  20,055
====================================================================================================================================



















    The accompanying notes are an integral part of these financial statements

                             FII INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

                                                                                   May 3, 2002
                                                                                 (inception) to
                                                                                  June 30, 2002
==================================================================================================

CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss for the period                                                            $   (14,945)
  Adjusted for item not involving cash:
       Non-cash website development costs                                                 10,000
      Changes in accounts payable                                                          4,093
--------------------------------------------------------------------------------------------------

NET CASH FLOWS USED IN OPERATING ACTIVITIES                                                 (852)
--------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds on sale of common stock                                                        25,000
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NET CASH FLOWS FROM FINANCING ACTIVITIES                                                  25,000
--------------------------------------------------------------------------------------------------

INCREASE IN CASH                                                                           24,148

CASH, BEGINNING OF PERIOD                                                                      -
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CASH, END OF PERIOD                                                                   $   24,148
==================================================================================================









OTHER NON-CASH TRANSACTIONS:
     During the period the Company issued 2,000,000 restricted shares of common stock pursuant to the option agreement described in Note 3.









    The accompanying notes are an integral part of these financial statements

                             FII INTERNATIONAL INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2002
-------------------------------------------------------------------------------

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION
-------------------------------------------------------------------------------

The Company, by agreement dated June 10, 2002 acquired the option to purchase and develop the domain name "fashion-international.com" in exchange for 2,000,000 restricted common shares of capital stock of the Company and $250,000 payable on or before June 9, 2004. The Company, through fashion-international.com, intends to develop a fashion portal that will enable the Company to provide fashion related products and services to the global fashion industry. The Company is planning to go public by way of a SB-2 registration statement to be filed with the Securities and Exchange Commission and intends to list its shares for trading on the OTCBB.

The Company is in the initial development stage and has incurred losses since inception totalling $14,945. The Company's ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------------------------------------

ORGANIZATION

The Company was incorporated on May 3, 2002 in the State of Nevada. The Company's fiscal year end is December 31 with its initial period being from March 22, 2002 (inception) to December 31, 2002.

BASIS OF PRESENTATION

These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

USE OF ESTIMATES AND ASSUMPTIONS

Preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate carrying value due to the short-term maturity of the instruments.

WEBSITE DEVELOPMENT COSTS

The Company accounts for website development costs in accordance with EITF 00-02 whereby preliminary website development costs are expensed as incurred. Upon achieving technical and financial viability and ensuring adequate resources to complete development, the Company capitalizes all direct costs relating to the website development. Ongoing costs for maintenance and enhancement are expensed as incurred. Capitalized costs will be amortized over the estimated useful life commencing upon substantial completion and commercialization of the website. To date the Company has not capitalized any web site development costs.

FII INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2002
-------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)
-------------------------------------------------------------------------------

NET LOSS PER COMMON SHARE

Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

STOCK-BASED COMPENSATION

The Company has not adopted a stock option plan and accordingly has no stock-based compensation.

INCOME TAXES

The Company follows the liability method of accounting for income taxes. Under this method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at June 30, 2002 the Company had net operating loss carryforwards; however, due to the uncertainty of realization the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carryforwards.


NOTE 3 - OPTION AGREEMENT
-------------------------------------------------------------------------------

By agreement dated June 10, 2002 between the Company and Patrizia Leone-Mitchell (the "optionee"), the Company acquired the option to purchase and develop the domain name fashion-international.com and other related proprietary information ("Fashion-International"), in exchange for 2,000,000 restricted common shares of capital stock of the Company valued at $10,000 and an additional payment of $250,000 payable on or before the end of the option term. The term of the option is for two years ended June 9, 2004. The term may be extended at the Company's option for a further year through the issuance of an additional 500,000 restricted common shares of capital stock of the Company. The Company has the right to use and improve Fashion-International, however the assets remain under control of the optionee until all option payments have been made.

For accounting purposes the Company has recorded the cost of acquiring the option to purchase and develop fashion-international.com and other related proprietary information as website development costs. The transaction has been recorded at the fair value of the shares of capital stock issued to the related party vendor, as the vendors' cost is not determinable.

The optionee is the sole director of the Company.


NOTE 4 - CAPITAL STOCK
-------------------------------------------------------------------------------

The Company's capitalization is 200,000,000 common shares with a par value of $0.001 per share.

To June 30,2002 the Company has not granted any stock options and has not recorded any stock-based compensation.

FII INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2002
-------------------------------------------------------------------------------

NOTE 5 - RELATED PARTY TRANSACTIONS
-------------------------------------------------------------------------------

During the period ended June 30, 2002 the Company incurred $2,170 in professional fees to a firm of which an officer of the Company was an associate.

Refer to Note 3.


NOTE 6 - INCOME TAXES
-------------------------------------------------------------------------------

The Company has net operating loss carry-forwards of approximately $5,000 which may be available to offset future taxable income which will expire in 2009. Due to the uncertainty of realization of these loss carry-forwards, a full valuation allowance has been provided for this deferred tax asset.